Exhibit 2.1

Certificate of Incorporation
of
Emerald Health Pharmaceuticals Inc.

1.                  The name of the corporation is Emerald Health Pharmaceuticals Inc. (the “Corporation”).

2.                  The address of the Corporation’s registered office in the State of Delaware is 850 New Burton Road, #201, in the City of Dover, 19904, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

3.                  The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.                  The total number of shares of all classes of stock that the Corporation is authorized to issue is Twenty Million (20,000,000) shares of Common Stock with a par value of $0.0001 per share.

5.                  The Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

6.                  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

7.                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

8.                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.                  To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This paragraph 9 does not affect the availability of equitable remedies for breach of fiduciary duties. No amendment to, or modification or repeal of, this paragraph 9 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

10.              The name and mailing address of the sole incorporator is as follows:

Jim Heppell

5820 Nancy Ridge Drive

San Diego, California 92121

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this March 2, 2017.

/s/ Jim Heppell
Jim Heppell, Sole Incorporator